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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 9 to Registration Statement No. 33-42391 of Prudential Pacific Growth Fund, Inc. of our report dated December 12, 1996, which is incorporated by reference within the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in the Prospectus which is also included in such Registration Statement.






Deloitte & Touche LLP
New York, New York
December 23, 1997